Exhibit 99.1

Investor and Analyst Contact:	Media Contact:

Paul Anderson	Gary W. Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

Northern Tier Announces Prorated Second Quarter 2016

Distribution of $0.18 per Common Unit

Tempe, Ariz., June 13, 2016 (Globe Newswire) - Northern Tier Energy LP and its subsidiaries (NYSE:NTI) (collectively, “Northern Tier” or the “Company”) today announced the declaration of a cash distribution of $0.18 per common unit for the prorated period April 1, 2016, through June 13, 2016. Pursuant to the terms of the Agreement and Plan of Merger dated as of December 21, 2015, by and among Western Refining, Inc. (“WNR”), the Company and various of their respective affiliates, the prorated distribution is expected to be paid on the closing date of the merger to common unitholders of record immediately prior to the closing date. Subject to the approval of Northern Tier’s common unit holders at the Company’s special unitholder meeting on June 23, 2016, and other closing conditions, the merger is currently expected to close on or about June 24, 2016.

The distribution totals $17.3 million and includes estimated available cash generated from operations for the period April 1, 2016, through June 13, 2016, less prorated reserves for cash interest expense of $5.9 million, cash income taxes paid of $0.1 million, MPL proportionate depreciation expense of $0.6 million, maintenance and regulatory capital expenditures of $7.0 million, reserves for turnaround and related expenses of $6.1 million, reserves for organic growth projects of $6.1 million, and the replenishment of unfunded reserves from the first quarter 2016 cash available for distribution calculation of $11.5 million. The prorated estimated available cash also includes an increase of $14.4 million related to a decrease in the working capital reserve.

Northern Tier Energy LP is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter-to-quarter as a result of variations in, among other factors, (i) operating performance, (ii) cash flows caused by, among other things, fluctuations in the prices of crude oil and other feedstocks and the prices received for finished products, (iii) working capital requirements including inventory fluctuations, (iv) maintenance and regulatory capital expenditures, (v) reserves for organic growth capital expenditures and (vi) cash reserves deemed necessary or appropriate by the Board of Directors of Northern Tier’s general partner, including amounts to replenish unfunded reserves from the calculation of first quarter 2016 cash available for distribution.

About Northern Tier

Northern Tier Energy LP (NYSE:NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 169 convenience stores and supports approximately 114 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom’s brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.northerntier.com.

Important Notice to Investors

This press release may be deemed to be solicitation material in respect of the proposed merger of Northern Tier and a subsidiary of WNR. In connection with the proposed merger, WNR filed with the SEC a Registration Statement on Form S-4 that includes a proxy statement of Northern Tier that also constitutes a prospectus of WNR. The Registration Statement was declared effective by the SEC on May 23, 2016. Northern Tier commenced mailing to its security holders a definitive proxy statement/prospectus on or about May 23, 2016. WNR and Northern Tier also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about WNR and Northern Tier once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by WNR will be available free of charge on WNR’s website at www.wnr.com under the “Investor Relations” section or by contacting WNR’s Investor Relations Department at (602) 286-1530. Copies of the documents filed with the SEC by Northern Tier will be available free of charge on Northern Tier’s website at www.northerntier.com under the “Investors” section or by contacting Northern Tier’s Investor Relations Department at (602) 302-5450.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation Relating to the Merger

Northern Tier, WNR and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the common unitholders of Northern Tier in connection with the proposed merger. Information about the directors and executive officers of WNR is set forth in the Proxy Statement on Schedule 14A for WNR’s 2016 annual meeting of shareholders, which was filed with the SEC on April 22, 2016. Information about the directors and executive officers of the general partner of Northern Tier is set forth in the 2015 Annual Report on Form 10-K for Northern Tier, which was filed with the SEC on February 26, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also contained in the proxy statement/prospectus and may be contained in other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements and Qualified Notice

This press release contains certain “forward-looking statements” which reflect Northern Tier’s views and assumptions on the date of this press release regarding future events. These forward-looking statements include statements about, among other things, future: payment of distributions including the amount and timing thereof, total distribution net of customary reserves; expenses, reserves and estimates relating thereto; operating performance, cash flows, fluctuations in crude oil and feedstock prices, finished product prices, capital expenditures, working capital requirements, inventory fluctuations and other cash reserves deemed necessary or appropriate by the board of directors of its general partner, approval of the merger at a special meeting of common unitholders and the expected close of the merger of the Company with Western Refining, Inc. on or about June 24, 2016, or at all. They involve known and unknown risks, uncertainties and other factors, many of which may be beyond its control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the date hereof, Northern Tier undertakes no obligation to update or revise publicly any such forward-looking statements, Northern Tier cautions you not to place undue reliance on these forward-looking statements. Please refer to Northern Tier’s filings with the SEC for more detailed information regarding these risks, uncertainties and assumptions.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of Northern Tier’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Northern Tier’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.